Exhibit 1.01

Exterran Holdings, Inc.

Conflict Minerals Report

Exterran Holdings, Inc. is a global market leader in the full-service natural gas compression business and a premier provider of operations, maintenance, service and equipment for oil and natural gas production, processing and transportation applications. We operate in three primary business lines: contract operations, aftermarket services and fabrication. As part of our fabrication business line, we manufacture products that contain gold, tantalum, tin and/or tungsten (collectively, “3TG materials”) and are required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), which requires, among other things, that we file this Conflict Minerals Report (this “Report”).  This Report covers the period from January 1, 2014 through December 31, 2014.

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside our control, which could cause actual results to differ materially from such statements. While we believe that the assumptions concerning future events are reasonable, we caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of our business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on us and our customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; our ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any nonperformance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners, L.P. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2014 and those set forth from time to time in our filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, we expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Due Diligence and Reasonable Country of Origin Inquiry

Rule 13p-1 requires that we conduct in good faith a reasonable country of origin inquiry (“RCOI”) that is reasonably designed to determine whether any of our 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country”). For 3TG materials that, based on our RCOI, we know originated in, or we have reason to believe may have, originated in, a covered country, Rule 13p-1 requires that we exercise due diligence on the source and chain of custody of such 3TG materials.

Our manufactured products are primarily assembled using components obtained from our suppliers. We are several tiers removed from mining operations and smelters or refiners (“SORs”) and have no visibility into the upstream supply chain beyond our direct suppliers.  We thus had to request our suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.

We conducted due diligence using the Organization for Economic Cooperation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” as a framework:

•                  We have adopted a conflict minerals policy, which is publicly available on our website at www.exterran.com.

•                  We have assembled an internal team to support supply chain due diligence.

•                  We are working to more clearly communicate expectations with regard to supplier performance, transparency and sourcing.

•                  Working with our suppliers, we have identified many of the SORs in our supply chain, and plan to take measures intended to increase the supplier response rate for our RCOI process.

•                  We compared our RCOI results with information collected via independent conflict free smelter validation programs such as the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) Conflict Free Smelter program.

•                  We are reporting annually, as required by Rule 13p-1, on our sourcing due diligence efforts.  This Report and the Form SD of which it is a part are publicly available on our website at www.exterran.com.

Information on the presence and sourcing of 3TG materials in the components supplied to us was collected and stored using an online platform provided by a third party vendor, Source Intelligence. This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether our manufactured products contain 3TG materials minerals necessary to their functionality or production and to perform our RCOI.

For 2014, we identified 1,547 suppliers as having supplied components to us that were included in products we manufactured. An introduction email was sent to each supplier describing the compliance requirements and requesting that the supplier complete the EICC-GeSI Template to provide information regarding the presence and sourcing of any 3TG materials in the components supplied to us. Suppliers that were not able to be reached through email were contacted via telephone or fax. Following the initial introductions to the program and information request, at least three additional requests (via email, telephone or fax) were made to each non-responsive supplier requesting completion of the EICC-GeSI Template. Suppliers that remained non-responsive to these repeated requests were contacted by phone and offered assistance. This assistance included, but was not limited to, further information regarding our 3TG Materials Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the supplier could provide the required information.

Suppliers were requested to provide information regarding whether 3TG materials were necessary to the functionality or production of the components supplied to us and whether such 3TG materials were sourced from one of the covered countries. Suppliers were further requested to provide information regarding the source and chain of custody of the 3TG materials, in an attempt to trace the 3TG materials to the SORs in which they were processed.

Supplier responses were evaluated for plausibility, consistency and completeness. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG materials in the components supplied to us, incomplete data on the EICC-GeSI Template, responses that did not identify SORs, responses indicating the sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs, but not verified as such through further analysis and research.

Of the 1,547 suppliers we identified as having supplied components to us that were included in products we manufactured, approximately 40% completed the EICC-GeSI Template as requested. Of these responsive suppliers, 20% indicated that 3TG materials were necessary to the functionality or production of the components supplied to us.

Product Description

The products we manufacture include the following, many of which we have determined, based on our supplier responses, include 3TG materials:

•                  Natural gas compressors;

•                  Oil and natural gas production equipment, including filter separators, sand separators, two & three phase separators, slug catchers, vent scrubbers, gas scrubbers, heated separators, glycol dehydrators, JT assemblies, production units, line heaters, coolers, H2S eliminators, BTEX eliminators, vertical and horizontal treaters, condensate stabilizers and vapor recovery equipment;

•                  Natural gas processing systems, including cryogenic systems, JT systems, dewpoint systems and amine systems;

•                  Water treatment equipment, including Sabian BWS filters, P-KLONE Hydrocyclone separators, ONYX pumps, Gas Liquid Reactors, REVOLIFT flotation systems and gas flotation tanks;

•                  Marine and offshore equipment, including pressure vessels, FPSO (floating production, storage and offloading) process modules, terminal buoys, turrets, natural gas compression units and related equipment;

•                  Critical process equipment for refinery and petrochemical facilities, including high-pressure heat exchangers, tubular reactors, urea equipment, ammonia converters, methanol reactors and hydrocracking/hydrotreating reactors; and

•                  Evaporators and brine heaters for desalination plants.

Rule 13p-1 requires that we report, if known, the facilities used to process the 3TG materials present in our manufactured products, as well as the 3TG materials’ countries of origin. As noted above, because our manufactured products are primarily assembled using components obtained from our suppliers, we requested these suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.  We asked our suppliers to complete the EICC-GeSI Template in an effort to identify the SORs in which the 3TG materials present in our manufactured products were processed, as well as the associated countries of origin of such 3TG materials. Approximately 40% of our suppliers completed the EICC-GeSI Template as requested. Based on those supplier responses, following are the known SORs that processed the 3TG materials present in our manufactured products as well as each SOR’s status under the following smelter/refiner certification programs: (i) the Conflict-Free Smelter Program (“CFSP”), sponsored by the Conflict-Free Sourcing Initiative, an initiative of the EICC and GeSI, or (ii) The Good Delivery List of accredited refiners produced by the London Bullion Market Association (“LBMA”):

Mineral	Official Smelter or Refiner Name	Certification Status
GOLD	Umicore Precious Metals Thailand	CFSP - Gold
GOLD	Guangdong Jinding Gold Limited
GOLD	Zijin Mining Group Co. Ltd	LBMA
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA
GOLD	Yokohama Metal Co Ltd	CFSP-Active - Gold
GOLD	Yamamoto Precious Metal Co., Ltd.	CFSP - Gold
GOLD	Western Australian Mint trading as The Perth Mint	CFSP - Gold, LBMA
GOLD	Valcambi SA	CFSP - Gold, LBMA
GOLD	United Precious Metal Refining, Inc.	CFSP - Gold
GOLD	Umicore Brasil Ltda	CFSP - Gold, LBMA
GOLD	Tokuriki Honten Co., Ltd	CFSP - Gold, LBMA
GOLD	The Refinery of Shandong Gold Mining Co. Ltd	CFSP - Gold, LBMA
GOLD	The Great Wall Gold and Silver Refinery of China	LBMA-Pending
GOLD	Tanaka Kikinzoku Kogyo K.K.	CFSP - Gold, LBMA
GOLD	Sumitomo Metal Mining Co., Ltd.	CFSP - Gold, LBMA
GOLD	Solar Applied Materials Technology Corp.	CFSP - Gold, LBMA-Pending
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	CFSP-Active - Gold, LBMA-Pending
GOLD	So Accurate Group, Inc.
GOLD	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CFSP - Gold, LBMA
GOLD	SEMPSA Joyería Platería SA	CFSP - Gold, LBMA
GOLD	SAMWON METALS Corp.
GOLD	Sabin Metal Corp.	CFSP-Active - Gold
GOLD	Royal Canadian Mint	CFSP - Gold, LBMA
GOLD	PX Précinox SA	CFSP - Gold, LBMA
GOLD	PT Aneka Tambang (Persero) Tbk	CFSP - Gold, LBMA
GOLD	Prioksky Plant of Non-Ferrous Metals	LBMA-Pending
GOLD	Penglai Penggang Gold Industry Co Ltd
GOLD	PAMP SA	CFSP - Gold, LBMA
GOLD	OJSC Kolyma Refinery	LBMA-Pending

Mineral	Official Smelter or Refiner Name	Certification Status
GOLD	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CFSP - Gold, LBMA
GOLD	Ohura Precious Metal Industry Co., Ltd	CFSP - Gold
GOLD	Ohio Precious Metals, LLC	CFSP - Gold, LBMA
GOLD	Nihon Material Co. LTD	CFSP - Gold, LBMA
GOLD	Navoi Mining and Metallurgical Combinat	LBMA-Pending
GOLD	Moscow Special Alloys Processing Plant	LBMA-Pending
GOLD	Mitsui Mining and Smelting Co., Ltd.	CFSP - Gold, LBMA
GOLD	Mitsubishi Materials Corporation	CFSP - Gold, LBMA
GOLD	Met-Mex Peñoles, S.A.	CFSP - Gold, LBMA
GOLD	Metalor USA Refining Corporation	CFSP - Gold, LBMA
GOLD	Metalor Technologies SA	CFSP - Gold, LBMA
GOLD	Metalor Technologies (Singapore) Pte. Ltd.	CFSP - Gold, LBMA
GOLD	Metalor Technologies (Hong Kong) Ltd	CFSP - Gold, LBMA
GOLD	Matsuda Sangyo Co., Ltd.	CFSP - Gold, LBMA
GOLD	Materion	CFSP - Gold
GOLD	Luoyang Zijin Yinhui Metal Smelt Co Ltd
GOLD	LS-NIKKO Copper Inc.	CFSP - Gold
GOLD	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
GOLD	Lingbao Gold Company Ltd.
GOLD	L’ azurde Company For Jewelry	CFSP - Gold, LBMA
GOLD	Kyrgyzaltyn JSC	LBMA-Pending
GOLD	Korea Metal Co. Ltd
GOLD	Kojima Chemicals Co., Ltd	CFSP - Gold
GOLD	Kennecott Utah Copper LLC	CFSP - Gold, LBMA, RJC
GOLD	Kazzinc Inc.	CFSP - Gold
GOLD	JX Nippon Mining & Metals Co., Ltd.	CFSP - Gold
GOLD	JSC Uralelectromed	CFSP - Gold
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP - Gold, LBMA
GOLD	Johnson Matthey Ltd	CFSP - Gold, LBMA
GOLD	Johnson Matthey Inc	CFSP - Gold, LBMA
GOLD	Jiangxi Copper Company Limited	LBMA-Pending
GOLD	Japan Mint	CFSP - Gold, LBMA
GOLD	Istanbul Gold Refinery	CFSP - Gold, LBMA
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA-Pending
GOLD	Hwasung CJ Co. Ltd
GOLD	Heraeus Precious Metals GmbH & Co. KG	CFSP - Gold, LBMA
GOLD	Heraeus Ltd. Hong Kong	CFSP - Gold, LBMA
GOLD	Heimerle + Meule GmbH	CFSP - Gold, LBMA
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.
GOLD	Gansu Seemine Material Hi-Tech Co Ltd
GOLD	FSE Novosibirsk Refinery

Mineral	Official Smelter or Refiner Name	Certification Status
GOLD	Eco-System Recycling Co., Ltd.	CFSP - Gold
GOLD	Dowa Mining Co., Ltd.	CFSP - Gold
GOLD	Do Sung Corporation
GOLD	Daye Non-Ferrous Metals Mining Ltd.
GOLD	Daejin Indus Co. Ltd
GOLD	Colt Refining
GOLD	Chugai Mining
GOLD	China National Gold Group Corporation
GOLD	Chimet S.p.A.	CFSP - Gold, LBMA
GOLD	Yunnan Copper Industry Co Ltd
GOLD	Caridad
GOLD	Boliden AB	CFSP - Gold, LBMA
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
GOLD	Aurubis AG	CFSP - Gold, LBMA
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP - Gold, LBMA
GOLD	Asaka Riken Co Ltd	CFSP-Active - Gold
GOLD	Asahi Pretec Corporation	CFSP - Gold, LBMA
GOLD	Argor-Heraeus SA	CFSP - Gold, LBMA
GOLD	AngloGold Ashanti Córrego do Sítio Minerção	CFSP - Gold, LBMA
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA-Pending
GOLD	Aida Chemical Industries Co. Ltd.	CFSP-Active - Gold
GOLD	Advanced Chemical Company
GOLD	Baiyin Nonferrous Group Co.,Ltd.
GOLD	BHP Billiton
GOLD	China Gold International Resources Corp. Ltd.
GOLD	Codelco
GOLD	DaeryongENC
GOLD	Eldorado Gold Corporation
GOLD	Faggi S.p.A.
GOLD	Geib Refining Corp
GOLD	Guangdong Mingfa Precious Metals Co., Ltd.
GOLD	Harmony Gold Mining Company Limited
GOLD	Jinlong Copper Co., Ltd.
GOLD	Kazakhmys plc
GOLD	Metalor Technologies (Suzhou) Co Ltd
GOLD	Nittetsu Mining Co., Ltd.
GOLD	Pan Pacific Copper Co. Ltd.
GOLD	SAFIMET SPA
GOLD	Super Dragon Technology Co., Ltd.
GOLD	The Hutti Gold Mines Company Limited
GOLD	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
GOLD	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP - Gold, LBMA

Mineral	Official Smelter or Refiner Name	Certification Status
GOLD	Rand Refinery (Pty) Ltd	CFSP - Gold, LBMA
GOLD	CCR Refinery - Glencore Canada Corporation	CFSP - Gold
GOLD	China Nonferrous Metal Mining (Group) Co., Ltd.
GOLD	Umicore SA Business Unit Precious Metals Refining	CFSP - Gold, LBMA
GOLD	TongLing Nonferrous Metals Group Holdings Co., Ltd.
GOLD	Sichuan Tianze Precious Metals Co., Ltd	CFSP - Gold, LBMA
GOLD	Ishifuku Metal Industry Co., Ltd.	CFSP - Gold, LBMA
GOLD	Hunan Chenzhou Mining Group Co., Ltd.
GOLD	Metallic Resources, Inc.
GOLD	Shandong Gold Mining Co., Ltd.
GOLD	Shandong Jinchang Gold Mining Co., Ltd
GOLD	Shandong Tarzan Bio-Gold Co Ltd
GOLD	Zhaoyuan Gold Co.
GOLD	Torecom	CFSP-Active - Gold
GOLD	Schöne Edelmetaal B.V.	CFSP - Gold
GOLD	Samduck Precious Metals
GOLD	C. Hafner GmbH + Co. KG	CFSP - Gold, LBMA
GOLD	Bauer Walser AG
GOLD	ESG Edelmetall-Service GmbH & Co. KG
GOLD	Heraeus Incorporated
GOLD	Doduco
GOLD	Cendres + Métaux SA	CFSP-Active - Gold, LBMA-Pending
GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP - Gold
TANTALUM	Global Advanced Metals Aizu	CFSP - Tantalum
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP - Tantalum
TANTALUM	Yichun Jin Yang Rare Metal Co., Ltd	CFSP - Tantalum
TANTALUM	Taki Chemicals	CFSP - Tantalum
TANTALUM	Shanghai Jiangxi Metals Co., Ltd.
TANTALUM	RFH Tantalum Smeltry Co., Ltd	CFSP - Tantalum
TANTALUM	Mitsui Mining and Smelting Co., Ltd.	CFSP - Tantalum
TANTALUM	LSM Brasil S.A.	CFSP - Tantalum
TANTALUM	King-Tan Tantalum Industry Ltd	CFSP - Tantalum
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP - Tantalum
TANTALUM	Hi-Temp Specialty Metals, Inc.	CFSP - Tantalum
TANTALUM	Guangdong Zhiyuan New Material Co., Ltd.	CFSP - Tantalum
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CFSP - Tantalum
TANTALUM	AMG Advanced Metallurgical Group
TANTALUM	Ethiopian Minerals Development Share Company
TANTALUM	Jiangxi Tungsten Industry Group Co Ltd
TANTALUM	Global Advanced Metals Boyertown	CFSP - Tantalum
TANTALUM	Tantalite Resources
TANTALUM	Kemet Blue Powder	CFSP - Tantalum
TANTALUM	H.C. Starck Ltd.	CFSP - Tantalum

Mineral	Official Smelter or Refiner Name	Certification Status
TANTALUM	H.C. Starck Inc.	CFSP - Tantalum
TANTALUM	H.C. Starck Hermsdorf GmbH	CFSP - Tantalum
TANTALUM	H.C. Starck GmbH Laufenburg	CFSP - Tantalum
TANTALUM	H.C. Starck GmbH Goslar	CFSP - Tantalum
TANTALUM	H.C. Starck Co., Ltd.	CFSP - Tantalum
TANTALUM	KEMET Blue Metals	CFSP - Tantalum
TANTALUM	Zhuzhou Cement Carbide	CFSP - Tantalum
TANTALUM	Ulba	CFSP - Tantalum
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP - Tantalum
TANTALUM	Jiujiang Tanbre Co., Ltd.	CFSP - Tantalum
TANTALUM	Duoluoshan Sapphire Rare Metal Co., Ltd.	CFSP - Tantalum
TANTALUM	Conghua Tantalum and Niobium Smeltry	CFSP - Tantalum
TANTALUM	H.C. Starck Smelting GmbH & Co.KG	CFSP - Tantalum
TANTALUM	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	CFSP - Tantalum
TANTALUM	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CFSP - Tantalum
TANTALUM	Solikamsk Metal Works	CFSP - Tantalum
TANTALUM	Mineração Taboca S.A.	CFSP - Tantalum
TANTALUM	Exotech Inc.	CFSP - Tantalum
TANTALUM	Gannon & Scott
TANTALUM	JX Nippon Mining & Metals Co., Ltd.
TANTALUM	Plansee SE Reutte	CFSP - Tantalum
TANTALUM	Plansee SE Liezen	CFSP - Tantalum
TANTALUM	QuantumClean	CFSP - Tantalum
TANTALUM	Molycorp Silmet A.S.	CFSP - Tantalum
TANTALUM	Metallurgical Products India (Pvt.) Ltd.	CFSP - Tantalum
TANTALUM	Telex	CFSP - Tantalum
TANTALUM	F&X Electro-Materials Ltd.	CFSP - Tantalum
TIN	O.M. Manufacturing Philippines, Inc.	CFSP-Active - Tin
TIN	Melt Metais e Ligas S/A	CFSP - Tin
TIN	Magnu’s Minerais Metais e Ligas LTDA	CFSP - Tin
TIN	Yunnan Tin Company Limited	CFSP - Tin
TIN	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP-Active - Tin
TIN	White Solder Metalurgia e Mineração Ltda.	CFSP - Tin
TIN	Soft Metais, Ltda.	CFSP-Active - Tin
TIN	Rui Da Hung	CFSP-Active - Tin
TIN	PT Yinchendo Mining Industry
TIN	PT Tinindo Inter Nusa	CFSP-Active - Tin
TIN	PT Timah (Persero), Tbk	CFSP - Tin
TIN	PT Tambang Timah	CFSP - Tin
TIN	PT Supra Sukses Trinusa
TIN	PT Sumber Jaya Indah	CFSP-Active - Tin
TIN	PT Refined Banka Tin	CFSP - Tin
TIN	PT Mitra Stania Prima	CFSP-Active - Tin
TIN	PT Koba Tin

Mineral	Official Smelter or Refiner Name	Certification Status
TIN	PT HP Metals Indonesia
TIN	PT Eunindo Usaha Mandiri	CFSP - Tin
TIN	PT Bukit Timah	CFSP - Tin
TIN	PT BilliTin Makmur Lestari	CFSP-Active - Tin
TIN	PT Belitung Industri Sejahtera	CFSP-Active - Tin
TIN	PT Bangka Tin Industry	CFSP - Tin
TIN	PT Bangka Timah Utama Sejahtera
TIN	PT Bangka Putra Karya	CFSP - Tin
TIN	PT Bangka Kudai Tin
TIN	PT Babel Surya Alam Lestari
TIN	PT Babel Inti Perkasa	CFSP - Tin
TIN	PT Artha Cipta Langgeng	CFSP-Active - Tin
TIN	PT Alam Lestari Kencana
TIN	OMSA	CFSP - Tin
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP-Active - Tin
TIN	Novosibirsk Integrated Tin Works
TIN	Mitsubishi Materials Corporation	CFSP - Tin, LBMA
TIN	Mineração Taboca S.A.	CFSP - Tin
TIN	Metallo Chimique	CFSP - Tin
TIN	China Tin Group Co., Ltd.	CFSP-Active - Tin
TIN	Linwu Xianggui Smelter Co
TIN	Gejiu Kai Meng Industry and Trade LLC
TIN	Jiangxi Nanshan
TIN	Huichang Jinshunda Tin Co. Ltd
TIN	Gejiu Zi-Li
TIN	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CFSP - Tin
TIN	Fenix Metals	CFSP-Active - Tin
TIN	Estanho de Rondônia S.A.
TIN	Empresa Metallurgica Vinto	CFSP - Tin
TIN	CV United Smelting	CFSP - Tin
TIN	CV Serumpun Sebalai	CFSP-Active - Tin
TIN	CV Nurjanah	CFSP-Active - Tin
TIN	CV Makmur Jaya
TIN	PT Justindo	CFSP-Active - Tin
TIN	Cooper Santa	CFSP-Active - Tin
TIN	Alpha	CFSP - Tin
TIN	CNMC (Guangxi) PGMA Co. Ltd.
TIN	China Rare Metal Materials Company	CFSP-Active - Tin
TIN	Chengfeng Metals Co Pte Ltd
TIN	CSC Pure Technologies
TIN	CV Duta Putra Bangka
TIN	CV Prima Timah Utama
TIN	Electroloy Metal Pte
TIN	Foshan Nanhai Tong Ding Metal Company. Ltd.

Mineral	Official Smelter or Refiner Name	Certification Status
TIN	Gold Bell Group
TIN	Heraeus Materials Technology GmbH & Co. KG
TIN	Hyundai-Steel
TIN	Jean Goldschmidt International SA
TIN	Kai Unita Trade Limited Liability Company
TIN	Koki Products Co. Ltd.
TIN	Nankang Nanshan Tin Co., Ltd.
TIN	Nathan Trotter & Co., Inc.
TIN	POSCO
TIN	Pure Technology
TIN	Senju Metal Industry Co., Ltd.
TIN	SGS
TIN	Technic Inc.
TIN	Xianghualing Tin Co., Ltd.
TIN	PT Stanindo Inti Perkasa	CFSP - Tin
TIN	PT DS Jaya Abadi	CFSP - Tin
TIN	Thaisarco	CFSP - Tin
TIN	PT Pelat Timah Nusantara Tbk
TIN	Minsur	CFSP - Tin
TIN	Malaysia Smelting Corporation (MSC)	CFSP - Tin
TIN	PT Inti Stania Prima	CFSP-Active - Tin
TIN	PT ATD Makmur Mandiri Jaya	CFSP - Tin
TIN	VQB Mineral and Trading Group JSC	CFSP-Active - Tin
TIN	PT Tommy Utama
TIN	PT Seirama Tin investment
TIN	PT Panca Mega	CFSP - Tin
TIN	PT Karimun Mining	CFSP-Active - Tin
TIN	PT Fang Di MulTindo
TIN	Dowa Mining Co., Ltd.	CFSP - Tin
TIN	CV Gita Pesona	CFSP-Active - Tin
TIN	Dongguan Qiandao Tin Co., Ltd
TIN	EFD INC.
TIN	Hongqiao Metals (Kunshan) Co., Ltd.
TIN	Kunshan Chengli Tin Co., Ltd.
TIN	Metallic Resources, Inc.
TIN	Minmetals Ganzhou Tin Co. Ltd.
TIN	PT Citralogam
TIN	Shaoxing Tianlong Tin Materials Co., Ltd
TIN	Shenzhen Anchen Tin Co., Ltd
TIN	Sumitomo Metal Mining Co., Ltd.	LBMA
TIN	TaeguTec Ltd.
TIN	Umicore SA Business Unit Precious Metals Refining	LBMA
TIN	Yunnan Geiju Zili Metallurgy Co. Ltd.
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSP-Active - Tin

Mineral	Official Smelter or Refiner Name	Certification Status
TIN	PT Sariwiguna Binasentosa	CFSP - Tin
TIN	PT Prima Timah Utama	CFSP - Tin
TIN	Feinhutte Halsbrucke GmbH
TIN	Poongsan Corporation
TIN	Colonial Metals, Inc
TIN	Federal Metal Company
TIN	Kovohutě Příbram
TIN	Materials Eco-Refining CO.,LTD
TIN	Metahub Industries Sdn. Bhd
TIN	PREMIER METAL RECYCLERS LTD
TUNGSTEN	H.C. Starck GmbH	CFSP-Progressing - Tungsten
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSP-Progressing - Tungsten
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP-Progressing - Tungsten
TUNGSTEN	Jiangxi Yaosheng Tungsten Industry Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Wolfram Bergbau und Hütten AG	CFSP-Active - Tungsten
TUNGSTEN	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP-Progressing - Tungsten
TUNGSTEN	Kennametal Fallon	CFSP-Progressing - Tungsten
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Japan New Metals Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Hunan Chenzhou Mining Group Co., Ltd.	CFSP-Progressing - Tungsten
TUNGSTEN	Global Tungsten & Powders Corp.	CFSP - Tungsten
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.	CFSP-Progressing - Tungsten

Mineral	Official Smelter or Refiner Name	Certification Status
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Guangdong Xianglu Tungsten Industry Co., Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Kennametal Huntsville	CFSP-Progressing - Tungsten
TUNGSTEN	A.L.M.T. Corp.	CFSP-Active - Tungsten
TUNGSTEN	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
TUNGSTEN	Jiangxi Tungsten Industry Group Co Ltd
TUNGSTEN	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
TUNGSTEN	Golden Egret Special Alloy Co. Ltd
TUNGSTEN	Jiangsu Hetian Technological Material Co.,Ltd
TUNGSTEN	Materion
TUNGSTEN	Nippon Tungsten Co., Ltd.
TUNGSTEN	North American Tungsten
TUNGSTEN	Sunaga Tungsten Industrial Co., Ltd.
TUNGSTEN	Voss Metals Company, Inc.
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP - Tungsten
TUNGSTEN	Xiamen Tungsten Co., Ltd	CFSP - Tungsten
TUNGSTEN	Wolfram Company CJSC	CFSP-Progressing - Tungsten
TUNGSTEN	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSP-Progressing - Tungsten
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP-Progressing - Tungsten
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG	CFSP-Progressing - Tungsten
TUNGSTEN	Ganxian Shirui New Material Co., Ltd.
TUNGSTEN	Dayu Jincheng Tungsten Industry Co., Ltd.	CFSP-Progressing - Tungsten
TUNGSTEN	Asia Tungsten Products Vietnam Ltd.	CFSP-Active - Tungsten
TUNGSTEN	Jiangxi Richsea New Materials Co., Ltd.
TUNGSTEN	Air Products
TUNGSTEN	JX Nippon Mining & Metals Co., Ltd.
TUNGSTEN	Mitsubishi Materials Corporation	LBMA
TUNGSTEN	Sumitomo Metal Mining Co., Ltd.	LBMA
TUNGSTEN	TaeguTec Ltd.
TUNGSTEN	Zigong Cemented Carbide Co., Ltd.
TUNGSTEN	Izawa Metal Co., Ltd
TUNGSTEN	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd

Countries minerals are believed to be sourced from:

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Canada, Chile, China, The Republic of the Congo, DRC- Congo, Estonia, Ethiopia, Fiji, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Republic of Korea, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russian Federation, Rwanda, Saudi Arabia, Sierra, Leone, Singapore, South Africa, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe

Independent Private Sector Audit

We have determined that a private sector audit is not required under Rule 13p-1 for 2014.

Steps to be Taken in 2015 to Mitigate Risk

Exterran plans to undertake the following steps during 2015 to improve the due diligence conducted in order to further mitigate the risk that the necessary conflict minerals in our products do not benefit armed groups in the DRC or adjoining countries, including:

•                  Continue to strengthen engagement with relevant suppliers to help them understand and satisfy Exterran requirements pursuant to Rule 13p-1.

•                  Continue using internal elevation process within our supply chain organization in working with (or requiring) suppliers to obtain required information.

•                  Review third party programs to further improve our 3TG sourcing process in obtaining accurate and complete information about smelters/refiners.

•                  Explore opportunities to work with relevant third parties, such as relevant trade associations, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.